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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Pueblo Xtra International, Inc. and subsidiaries (the "Company") on Form S-4 of our report dated April 3, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of") appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated April 3, 1997 relating to the consolidated financial statements (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of") and to our report dated April 3, 1997 relating to the financial statement schedule, appearing in the Company's Annual Report on Form 10-K for the year ended January 25, 1997.

We also consent to the reference to us under the heading "Summary Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP

Miami, Florida
May 16, 1997